EXHIBIT 99.1

                           NATIONAL R.V. HOLDINGS INC.


For immediate release:                                                Contact:
                                                                   Donna Dolan
                                                                  800.322.6007
                                                                   ir@nrvh.com





    NATIONAL R.V. HOLDINGS ANNOUNCES THE FILING OF ITS 2004 ANNUAL REPORT ON
                                   FORM 10-K


   - Provides Business Update at the Country Coach and National RV Divisions -
           - Announces New Appointments at the National RV Division -

     Perris,  California,  October 11, 2005- National R.V. Holdings, Inc. (NYSE:
NVH) today announced that it has completed its annual audit for its 2004 fiscal year and has filed its Annual Report on Form 10-K for 2004 with the Securities and Exchange Commission. The Form 10-K filing reflects an unqualified opinion on the Company's consolidated financial statements from its independent registered public accountants and does not contain a going concern paragraph. The Company also filed its amended Form 10-Q for the third quarter of 2004.

In April 2005, the Company announced that the filing of its Annual Report would be delayed as it dealt with various accounting matters in connection the audit of its 2004 fiscal year, including, as previously reported, certain restatements of prior period financial statements, the completion of its Sarbanes-Oxley
Section 404 assessment of internal control over financial reporting and the required evaluation of its ability to continue as a going concern. As previously reported, the independent registered public accountants' report contained an adverse opinion on the effectiveness of the Company's internal controls over financial reporting as of December 31, 2004. During the ensuing months, the Company worked with its independent registered public accountants to complete the audit and with its bankers to secure a new credit facility.

"We are pleased to finally close the 2004 audit and file this report," stated Tom Martini, National R.V. Holdings' chief financial officer. "This has been a lengthy and challenging process, especially in light of the new requirements of Sarbanes-Oxley. With this filing behind us, we are now able to dedicate our resources to further implement our growth initiatives."

Business Update at Country Coach and National RV Divisions

The Company is continuing with its stated initiative of seeking growth by investment in product development and through dealer additions. In that regard, the Company is undertaking several new initiatives at its two divisions, Country Coach and National RV.

At Country Coach, the research & development group is working on two new motorcoach lines for launch within the 2006 calendar year as the highline segment at Country Coach continues to experience strong sales for its line of diesel motorcoaches. In fact, in a market where shipments are down significantly year over year, demand for Country Coach motorcoaches remains strong. Country Coach's success has attracted the attention of a new selection of quality dealerships in strategic areas across the United States including new dealerships in California, Pennsylvania, and Mississippi.

The National RV division is focusing on the high-volume Class A market, where it will be reintroducing in November, a lower-priced, entry-level gasoline powered motorhome, the Surf Side. This unit will be offered exclusively on a Ford chassis. National RV also debuted a lower-cost version of its Tropi-Cal diesel pusher motorhome at RVDA recently. This motorhome includes many of the design characteristics of the current Tropi-Cal product, but comes in shorter double-slide floor plans, and features over 5,000 lbs of cargo carrying capacity.

"Our product line-up at NVH, where prices range from approximately $80,000 to over $1.3 million, is designed to address the needs of customers from the entry-level, high-volume sector of the market up to the higher-end custom coach market and most price points in between," said Brad Albrechtsen, National R.V. Holdings' chief executive officer. "This strategy is designed to enhance the Company's ability to meet the needs of its existing, brand-loyal customers and expand its reach in the retail market by providing a complete product line-up for the Company's dealer partners."

New Appointments at National RV

The Company has recently appointed Len Southwick president of its National RV division and has named John Draheim as a senior vice president of sales, marketing, and product planning and development of the division.

Mr. Southwick assumes the role of president of National RV from Brad Albrechtsen who will continue in his role as CEO of National R.V. Holdings and who had been serving in a dual role as the Company's CEO and also the president of National RV. Prior to his appointment as president, Mr. Southwick held the title of executive vice president, and has been with National RV in various positions for over two years. He started as vice president of customer service, where he was successful in garnering improvement in National RV's Dealer Satisfaction Index
(DSI) scores. As his responsibilities expanded over the last year to include product development and engineering, and later manufacturing and materials, Mr. Southwick has been key in driving improvements in National RV's manufacturing efficiencies. Prior to joining National RV, Mr. Southwick had over 20 years experience in the automotive industry.

"With each additional area of responsibility, Len has proven himself to be a tireless, enthusiastic, and capable leader. We are confident that he will continue to add value to National RV in his new role as president," commented Albrechtsen. "Filling this position enables me to focus more on strategic, investor, legal, and compliance issues while still working with the division presidents to improve our operations."

Mr. Draheim's background includes ten years in the automotive industry, from 1988 to 1997, first with Volkswagen and then with Kia. In 1997 he joined Fleetwood, where he held various positions in both the motorhome and towable divisions, including regional sales director, director of sales and product planning, and finally vice president of the RV Group. He spent the last year at Holiday Rambler, a division of Monaco, where he served as the national director of sales.

"We welcome John to National RV, and look forward to the expertise he will bring to our sales and marketing efforts as well as to the product planning arena," stated Len Southwick, National RV's president.


About National R.V. Holdings, Inc.

     National R.V. Holdings, Inc., through its two wholly owned subsidiaries, National RV, Inc. (NRV) and Country Coach, Inc. (CCI), is one of the nation's leading producers of motorized recreation vehicles. NRV is located in Perris, California where it produces Class A gas and diesel motor homes under model names Dolphin, Islander, Sea Breeze, Tradewinds and Tropi-Cal. CCI is located in Junction City, Oregon where it produces high-end Class A diesel motor homes under the model names Affinity, Allure, Inspire, Intrigue, and Magna, and bus conversions under the Country Coach Prevost brand.

This release and other statements by the Company contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that forward-looking statements are inherently uncertain. Actual performance and results may differ materially from that projected or suggested herein due to certain risks and uncertainties including, without limitation, the cyclical nature of the recreational vehicle industry; continuation of losses; seasonality and potential fluctuations in the Company's operating results; any material weaknesses in the Company's internal control over financial reporting or the failure to remediate any of the previously disclosed material weaknesses; any failure to implement required new or improved controls; the Company's dependence on chassis suppliers; potential liabilities under dealer/lender repurchase agreements; competition; government regulation; warranty claims; product liability; and dependence on certain dealers and concentration of dealers in certain regions. Certain risks and uncertainties that could cause actual results to differ materially from that projected or suggested are set forth in the Company's filings with the Securities and Exchange Commission (SEC) and the Company's public announcements, copies of which are available from the SEC or from the Company upon request.


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